Exhibit 99.1

FOR IMMEDIATE RELEASE:

Mastech Digital Reports a 20% Year-over-Year Revenue Decline in the Fourth Quarter of 2023

Its Data and Analytics Segment Reported Strong Order Bookings during the Quarter

PITTSBURGH, PA – February 7, 2024 - Mastech Digital, Inc. (NYSE American: MHH), a leading provider of Digital Transformation IT Services, announced today its financial results for the fourth quarter and full year ended December 31, 2023.

Fourth Quarter 2023 Highlights:

•	Total consolidated revenues declined by 20% to $46.1 million, compared to revenues of $57.2 million in the fourth quarter of 2022;

•	The Company’s Data and Analytics Services segment reported revenues of $8.2 million, compared to $9.1 million in the fourth quarter of 2022, as existing clients curtailed spending in 2023;

•

The IT Staffing Services segment achieved revenues of $37.9 million, compared to $48.1 million in the fourth quarter of 2022. Our billable consultants continued to decline during the quarter, albeit at a slower rate than what we experienced in the prior three quarters;

•

GAAP diluted earnings (loss) per share was ($0.46) in the fourth quarter of 2023 versus $0.13 in the fourth quarter of 2022. The fourth quarter of 2023 included $2.4 million of severance expense and a goodwill impairment of $5.3 million;

•	Non-GAAP diluted earnings per share was $0.11 in the fourth quarter of 2023 versus $0.23 in the fourth quarter of 2022; and

•	On December 31, 2023, the Company had no bank debt and had over $21 million of cash balances on hand.

Fourth Quarter Results:

Revenues for the fourth quarter of 2023 totaled $46.1 million, compared to $57.2 million during the corresponding quarter of 2022. Gross profits in the fourth quarter of 2023 were $11.3 million, compared to $14.2 million in the same quarter of 2022. GAAP net income (loss) for the fourth quarter of 2023 totaled ($5.4 million) or ($0.46) per diluted share, compared to $1.5 million net income, or $0.13 per diluted share during the same period of 2022. Non-GAAP net income for the fourth quarter of 2023 was $1.3 million, or $0.11 per diluted share, compared to $2.8 million, or $0.23 per diluted share, in the fourth quarter of 2022.

Activity levels at the Company’s Data and Analytics Services segment remained elevated in the fourth quarter of 2023, as order bookings approximated $19 million – which reversed a disappointing bookings performance in the previous quarter. The Company’s IT Staffing Services segment experienced a decline of 46 billable consultants during the quarter. However, the billable consultant decline this quarter was largely in line with the seasonal fourth quarter decrease in billable consultants and was reflective of clients’ desires to complete existing projects before the end of the 2023 calendar year.

Full Year Results:

Revenues for the full year of 2023 totaled $201.1 million, compared to $242.2 in 2022. Gross profits for 2023 were $51.0 million or 25.4% of total revenues, compared to $63.2 million or 26.1% of total revenues in 2022. GAAP net (loss) for 2023 was ($7.1 million) or ($0.61) per diluted share, compared to $8.7 million net income, or $0.72 per diluted share in 2022. Non-GAAP net income for 2023 was $5.3 million, or $0.44 per diluted share, compared to $13.7 million, or $1.13 per diluted share in 2022.

Vivek Gupta, the Company’s President and Chief Executive Officer stated: “Challenging economic conditions weighed on clients’ spending practices for most of 2023. As a result, both of our business segments experienced revenue declines during the year. However, during the fourth quarter 2023, our Data and Analytics segment saw a notable uptick in order bookings, and our IT Staffing segment achieved billable consultant headcount growth in October and November, before experiencing the seasonally high project ends of December. We are encouraged by both indicators as we enter the new year. Despite 2023’s difficulties, we believe that our businesses remain fundamentally sound and that we are well positioned for a successful year in 2024.”

Commenting on the Company’s financial position, Jack Cronin, Mastech Digital’s Chief Financial Officer stated: “On December 31, 2023, we had $21.1 million of cash balances on hand, no bank debt, and borrowing availability of approximately $22.5 million under our revolving credit facility. Our Days Sales Outstanding (DSO) measurement stood at 53 days on December 31, 2023, which is well within our targeted range.”

About Mastech Digital, Inc.:

Mastech Digital (NYSE American: MHH) is a leading provider of Digital Transformation IT Services. The Company offers Data Management and Analytics Solutions, Digital Learning, and IT Staffing Services with a Digital First approach. A minority-owned enterprise, Mastech Digital is headquartered in Pittsburgh, PA, with offices across the U.S., Canada, Europe, and India.

Use of Non-GAAP Measures:

This press release contains non-GAAP financial measures to supplement our financial results presented on a GAAP basis. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Reconciliations of these non-GAAP measures to their comparable GAAP measures are included in the attached financial tables.

We believe that providing non-GAAP net income and non-GAAP diluted earnings per share offers investors useful supplemental information about the financial performance of our business, enables comparison of financial results between periods where certain items may vary independent of business performance, and allows for greater transparency with respect to key metrics used by management in operating our business. Additionally, management uses these non-GAAP financial measures in evaluating the Company’s performance.

Specifically, the non-GAAP financial measures contained herein exclude the following expense items:

Amortization of acquired intangible assets: We amortize intangible assets acquired in connection with our June 2015 acquisition of Hudson IT, our July 2017 acquisition of the services division of InfoTrellis, Inc. and our October 2020 acquisition of AmberLeaf Partners. We exclude these amortization expenses in our non-GAAP financial measures because we believe it allows investors to make more meaningful comparisons between our operating results and those of other companies within our industry and facilitates a helpful comparison of our results with other periods.

Stock-based compensation expenses: We incur material recurring expenses related to non-cash, stock-based compensation. We exclude these expenses in our non-GAAP financial measures because we believe that it provides investors with meaningful supplemental information regarding operational performance. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under ASC 718, we believe that providing non-GAAP financial measures that exclude these expenses allows investors to make more meaningful comparisons between our operating results and those of other companies within our industry and facilitates comparison of our results with other periods.

Settlement reserve on employment-related claim, net of recoveries: In the second quarter of 2023, we recognized a pre-tax reserve of $3.1 million related to an employment claim asserted by a former employee who alleged various employment-related claims against the Company, including a claim of wrongful termination. During the third quarter of 2023, we settled this claim and, while the exact terms of the settlement agreement are confidential, the settlement amount, net of expected recoveries, was consistent with the economic terms and conditions that were reflected in our second quarter 2023 financial statements. We have excluded this reserve in our non-GAAP financial measures because we believe it is not indicative of our ongoing operating performance and, thus, its exclusion allows investors to make more meaningful comparison between our operating results and those of other companies within our industry and facilitates a helpful comparison of our results with other periods.

Severance charges: From time to time, we incur severance expense related to the termination by the Company of leadership and other key personnel. We believe that providing non-GAAP financial measures that exclude these expenses allows investors to make more meaningful comparisons between our operating results and those of other companies within our industry and facilitates comparison of our results with other periods.

Impairment of goodwill: The Company accounts for acquisitions in accordance with guidance found in ASC 805, Business Combinations. Accordingly, excess purchase price over the fair value of net tangible assets and identifiable intangible assets are recorded as goodwill. Goodwill is not amortized but is tested for impairment at least on an annual basis. If impairment is indicated, a write-down to fair value is recorded based on the excess of the carrying value of the asset over its fair market value. As a result of the reductions in revenues related to our Data and Analytics segment during 2023, we performed a quantitative impairment test on December 31, 2023. The results of this testing indicated an impairment of goodwill of $5.3 million. While it is possible that goodwill impairment could occur in the future, we believe that providing non-GAAP financial measures that exclude impairment expense are useful for investors to understand the effects of these items on our total operating expenses and facilitate comparison of our results with other periods.

Cyber security breach: In July 2022, we incurred a cyber security breach of a single employee email which resulted in potential damages and the incurrence of expenses related to the engagement of cyber security experts to assist with containment and compliance action steps associated with appropriate closure of incident. While there are no guarantees that other security breaches will not occur in the future, we believe that providing non-GAAP financial measures that exclude these expenses is useful for investors to understand the effects of these items on our total operating expenses and facilitates comparison of our results with other periods.

Forward-Looking Statements:

Certain statements contained in this release are forward-looking statements based on management’s expectations, estimates, projections and assumptions. Words such as “expects,” “anticipates,” “plans,” “believes,” “scheduled,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements, which include but are not limited to projections of and statements regarding the Company’s ability to generate revenues, earnings, and cash flow, and statements regarding the Company’s share repurchase program. These statements are based on information currently available to the Company and it assumes no obligation to update the forward-looking statements as circumstances change. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecasted in forward-looking statements due to a variety of factors, including, without limitation, the level of market demand for the Company’s services, the highly competitive market for the types of services offered by the Company, the impact of competitive factors on profit margins, market conditions that could cause the Company’s customers to reduce their spending for its services, the Company’s ability to create, acquire and build new lines of business, to attract and retain qualified personnel, reduce costs and conserve cash, the extent to which the Company’s business is adversely affected by the impacts of the COVID-19 pandemic and governmental responses to limit the further spread of COVID-19 and other risks that are described in more detail in the Company’s filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2022.

# # #

For more information, contact:

Donna Kijowski

Manager, Investor Relations

Mastech Digital, Inc.

888.330.5497

MASTECH DIGITAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$21,147	$7,057
Accounts receivable, net	29,815	42,322
Prepaid and other current assets	5,501	3,795

Total current assets	56,463	53,174
Equipment, enterprise software and leasehold improvements, net	1,913	2,665
Operating lease right-of-use assets	5,106	3,886
Deferred income taxes	793	—
Deferred financing costs, net	284	293
Non-current deposits	457	578
Goodwill, net of impairment	27,210	32,510
Intangible assets, net	13,001	15,773

Total assets	$105,227	$108,879

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$—	$1,100
Current portion of operating lease liability	1,236	1,504
Accounts payable	4,659	4,475
Accrued payroll and related costs	12,354	11,085
Other accrued liabilities	1,622	1,393

Total current liabilities	19,871	19,557

Long-term liabilities:
Long-term operating lease liability, less current portion	3,843	2,294
Long-term accrued income taxes	69	105
Deferred income taxes	—	920

Total liabilities	23,783	22,876
Shareholders’ equity:
Common stock, par value $0.01 per share	133	133
Additional paid-in capital	35,345	32,059
Retained earnings	52,415	59,553
Accumulated other comprehensive income (loss)	(1,644)	(1,555)
Treasury stock, at cost	(4,805)	(4,187)

Total shareholders’ equity	81,444	86,003

Total liabilities and shareholders’ equity	$105,227	$108,879

MASTECH DIGITAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Revenues	$46,052	$57,216	$201,098	$242,238
Cost of revenues	34,708	42,998	150,062	179,055

Gross profit	11,344	14,218	51,036	63,183
Selling, general and administrative expenses:
Operating expenses	12,974	12,231	51,911	50,984
Impairment of goodwill	5,300	—	5,300	—
Employment-related claim, net of recoveries	—	—	3,100	—

Total selling, general and administrative expenses	18,274	12,231	60,311	50,984

Income (loss) from operations	(6,930)	1,987	(9,275)	12,199
Other income/(expense), net	44	284	244	292

Income (loss) before income taxes	(6,886)	2,271	(9,031)	12,491
Income tax expense (benefit)	(1,535)	733	(1,893)	3,779

Net income (loss)	$(5,351)	$1,538	$(7,138)	$8,712

Earnings (loss) per share:
Basic	$(0.46)	$0.13	$(0.61)	$0.75
Diluted	$(0.46)	$0.13	$(0.61)	$0.72

Weighted average common shares outstanding:
Basic	11,598	11,620	11,613	11,588

Diluted	11,598	12,063	11,613	12,077

MASTECH DIGITAL, INC.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
GAAP Net Income (Loss)	$(5,351)	$1,538	$(7,138)	$8,712

Adjustments:
Amortization of acquired intangible assets	693	612	2,772	2,987
Stock-based compensation	581	171	3,082	2,225
Severance expense	2,350	870	2,350	990
Impairment of goodwill	5,300	—	5,300	—
Employment-related claim, net of recoveries	—	—	3,100	—
Cyber-security breach	—	—	—	450
Income tax adjustments	(2,247)	(423)	(4,191)	(1,677)

Non-GAAP Net Income	$1,326	$2,768	$5,275	$13,687

GAAP Diluted Earnings (Loss) Per Share	$(0.46)	$0.13	$(0.61)	$0.72

Non-GAAP Diluted Earnings Per Share	$0.11	$0.23	$0.44	$1.13

Weighted average common shares outstanding:
GAAP Diluted Shares	11,598	12,063	11,613	12,077

Non-GAAP Diluted Shares	11,900	12,063	11,978	12,077

MASTECH DIGITAL, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(Amounts in thousands)

(Unaudited)

	Three Months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Revenues:
Data and analytics services	$8,152	$9,116	$34,358	$40,594
IT staffing services	37,900	48,100	166,740	201,644

Total revenues	$46,052	$57,216	$201,098	$242,238

Gross Margin %:
Data and analytics services	44.7%	37.0%	43.5%	41.5%
IT staffing services	20.3%	22.5%	21.6%	23.0%

Total gross margin %	24.6%	24.8%	25.4%	26.1%

Segment Operating Income (Loss):
Data and analytics services	$586	$714	$(1,807)	$3,329
IT staffing services	827	2,755	6,054	13,297

Subtotal	1,413	3,469	4,247	16,626

Amortization of acquired intangible assets	(693)	(612)	(2,772)	(2,987)
Reserve for cyber-security breach	—	—	—	(450)
Severance expense	(2,350)	(870)	(2,350)	(990)
Impairment of goodwill	(5,300)	—	(5,300)	—
Employment-related claim, net of recoveries	—	—	(3,100)	—
Interest expense and other, net	44	284	244	292

Income (loss) before income taxes	$(6,886)	$2,271	$(9,031)	$12,491